Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas 40th Floor New York, New York 10019 O: 212.999.5800 F: 212.999.5899

February 7, 2022

Arcellx, Inc.

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Arcellx, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,512,859 shares of Common Stock reserved for issuance pursuant to the 2022 Equity Incentive Plan, (ii) 2,784,016 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2022 Equity Incentive Plan, (iii) 312,500 shares of Common Stock reserved for issuance pursuant to the 2022 Employee Stock Purchase Plan, (iv) 5,316,437 shares of Common Stock that are subject to currently outstanding options under the 2017 Equity Incentive Plan, as amended, and (v) 952,804 shares of Common Stock reserved for issuance pursuant to restricted stock units outstanding under the 2017 Equity Incentive Plan, as amended (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”). Defined terms used herein but not otherwise defined herein have the meanings set forth in the Registration Statement.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI,

Professional Corporation

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